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                                                                    EXHIBIT 4.14


                        ENVIRONMENTAL INDEMNITY AGREEMENT

          THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement"), made as of
                                                        ---------
December 12, 2001, by VENTAS FINANCE I, LLC, a Delaware limited liability company ("Borrower"), and VENTAS, INC., a Delaware corporation ("Guarantor";
          --------                                               ---------
together with the Borrower, collectively, the "Indemnitors"; and each,
                                               -----------
individually, an "Indemnitor"), each having an office at c/o Ventas, Inc., 4360
                  ----------
Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642 in favor of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an office c/o Merrill Lynch & Co., One World Financial Center, North Tower, 250 Vesey Street, New York, New York 12028 (together with and its successors, transferees and assigns, "Lender").
          ------
                                    RECITALS:

          WHEREAS, the Borrower owns fee simple interests in and to those properties described on Exhibit A attached hereto (said properties, together
                        ---------
with all structures, buildings and improvements now or hereafter located thereon, collectively, the "Properties", and each individually a "Property");
                            ----------                            --------

          WHEREAS, Lender is prepared to make a loan (the "Loan") to the
                                                           ----
Borrower in the principal amount of $225,000,000 pursuant to a Loan and Security Agreement, dated of even date herewith (as amended, modified or restated, the "Loan Agreement"), between the Borrower and Lender, which Loan shall be
 --------------
evidenced by a Promissory Note, dated of even date herewith (as amended, modified, or restated and any replacements or substitutes therefor, the "Note"),
                                                                         ----
of even principal amount given by the Borrower to Lender, and secured by, among other things, the Mortgages (as defined in the Loan Agreement), from the Borrower to Lender encumbering the Properties. The Loan Agreement, the Note, the Mortgages, this Agreement and any other agreement or instrument now or hereafter evidencing or securing the Loan are hereinafter collectively called the "Loan
                                                                         ----
Documents";
---------

          WHEREAS, Guarantor will derive substantial benefits from Lender's making the Loan to the Borrower;

          WHEREAS, as a condition to making the Loan to the Borrower, Lender requires the Indemnitors to provide certain indemnities concerning Hazardous Materials (as hereinafter defined); and

          WHEREAS, to induce Lender to consummate the above described transaction, the Indemnitors have agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Indemnitors hereby represent and warrant to, and covenant with, Lender as follows:

1. Each of the Indemnitors represents and warrants that to its knowledge (as hereinafter defined), except as may be set forth in the Environmental Reports (as defined in the Loan Agreement) and except for materials customarily used or stored in connection with the

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         operation and maintenance of properties similar to the Properties, which materials at the Properties exist only in reasonable quantities and are stored, contained, transported, used, released and disposed of reasonably and without material violation of Hazardous Material Laws:
         (a) no Hazardous Materials are or were stored or located, and no underground storage tanks or surface impoundments used for storing Hazardous Materials are or were located on any of the Properties or on adjacent parcels of real property, and (b) no part of such real property or such adjacent parcels of real property, including groundwater located therein or thereunder, is presently contaminated by Hazardous Materials. Any and all references in this Agreement to "knowledge" of any Indemnitor shall have the same meaning herein as
          ---------
         provided in the Loan Agreement.

2. (a) Borrower shall at all times comply, and shall exercise its rights under the Master Lease to cause Lessee to at all times comply, in all material respects with all applicable Hazardous Materials Laws. Borrower shall not and shall use reasonable efforts to exercise its rights under the Master Lease to ensure that Lessee shall not: (i) violate any applicable Hazardous Materials Law in any material respect; or (ii) generate, use, transport, handle, store, release or dispose of any Hazardous Material in or into, on or onto, or from any Property (except in accordance with applicable law); or (iii) permit any Lien imposed pursuant to any Hazardous Materials Law to be imposed or to remain on any Property (except to the extent same is being contested in accordance with Section 5.3(B) of the Loan Agreement).

               (b) Upon obtaining knowledge of the presence, storage, use, disposal, transportation, active or passive migration, release or discharge of any Hazardous Materials on, under or about any Property in violation of any Hazardous Materials Laws, Borrower shall, at its sole cost and expense, promptly provide to Lender such reports, certificates, engineering studies or other written material or data as Lender may reasonably require, and promptly take and diligently prosecute, or cause Lessee to promptly take and diligently prosecute, any and all remedial actions required under applicable Hazardous Materials Laws. In the event Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about any Property, Borrower shall conduct and complete such remedial action in material compliance with all applicable Hazardous Materials Laws, and materially in accordance with the applicable policies, orders and directives of all federal, state and local governmental authorities.

               (c) If Lender at any time has a reasonable basis to believe that a violation of any Hazardous Materials Law related to any Property has occurred and is continuing or that any basis for an Environmental Claim affecting Borrower or Lessee or related to any Property exists, then Borrower agrees, promptly after written request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that Borrower, Lessee and such Property are in material compliance with all applicable Hazardous Materials Laws (unless any such reports, certificates, studies or materials disclose any violation of Hazardous Materials Laws in which event the provisions of Section 5.7(B) of the Loan Agreement shall apply).

3. Each of the Indemnitors covenants and agrees at its sole cost and expense, to protect, defend, indemnify and hold Lender, its directors, officers, shareholders, employees, agents, successors and assigns harmless from and against any and all losses, liabilities,

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          obligations, claims, damages, penalties, causes of action, fines, costs and expenses including, without limitation, reasonable attorneys' fees, expenses and litigation costs, sums paid in settlement of claims and any costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder, other than those arising solely from the gross negligence or willful misconduct of Lender (collectively, the "Indemnified Claims"), directly or
                                     ------------------
          indirectly imposed upon or incurred by or asserted against Lender, its directors, officers, shareholders, employees, agents, successors and assigns (collectively, "Indemnified Parties"), arising out of or in
                                  -------------------
          connection with (1) any violation of Hazardous Materials Law relating to any Property; (2) any lawsuit brought or threatened, settlement reached, or government order relating to any Hazardous Materials on, in, under or affecting any Property; (3) the use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, or treatment of any Hazardous Materials on, under, from, or affecting any Property or any other property affecting the Properties; (4) the presence, disposal, dumping, escape, seepage, leakage, spillage, discharge, emission, pumping, emptying, injecting, leaching, pouring, release, or threatened release of any Hazardous Materials on, under, from, or affecting any Property or any other property affecting the Properties; (5) any remedial action, or imposition of standards of conduct, including the clean-up, encapsulation, treatment, abatement, removal and/or disposal of any Hazardous Materials on, under, from or affecting any Property or any other property affecting the Properties to the extent required by any Hazardous Materials Law; (6) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; or (7) a material misrepresentation or material inaccuracy in any representation or warranty contained in this Agreement or in Section 4.16 of the Loan Agreement; or (8) a material breach of or failure to perform any covenant made by any Indemnitor in this Agreement; provided, however, that the Indemnitors shall be relieved of their obligations to an Indemnified Party under this subsection with respect to any Indemnified Claim arising from (x) the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction or (y) any of the matters set forth in clauses (1) through (6) above occurring after the date of transfer of title to such Property to any Indemnified Party or third party by the foreclosure of the related Mortgage, deed-in-lieu thereof, the exercise of any power of sale or otherwise (the "Transfer
                                                                        --------
          Date") and provided that, in the case of clause (y) above, the
          ----
          Indemnitors can prove that such Indemnified Claim did not arise from any Hazardous Materials which existed on, in, under or affecting such Property prior to the Transfer Date.

          Each Indemnitor understands and agrees that its liability to Lender shall arise upon the earlier to occur of (1) the discovery of the presence of any Hazardous Materials on, under or about any Property, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental or other agency or political subdivision or any court, administrative panel or tribunal has taken or threatened any action in connection with the presence of any Hazardous Materials or (2) the institution of any Indemnified Claims, and not upon the realization of loss or damage.

          Notwithstanding the foregoing, the presence at any Property of any Hazardous Materials that are typically used or stored in the operation of buildings similar to the building located on such Property, which materials at such Property exist only in reasonable

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         quantities and are stored in enclosed containers and used, released and disposed of in compliance in all material respects with Hazardous Materials Laws and that pose no material threat to the surrounding environment, shall not in and of itself be deemed to be the release of Hazardous Materials on such Property.

4.       The following terms shall have the following meanings as used herein:

         "Hazardous Materials" means all or any of the following: (i)
          -------------------
         substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Hazardous Materials Law as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "pollutants", "contaminants", or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (ii) waste oil, oil, petroleum or petroleum derived substances; (iii) any flammable substances or explosives or any radioactive materials; (iv) asbestos or asbestos containing materials in any form; (v) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (vi) radon; (vii) urea formaldehyde; or (viii) medical waste.

         "Hazardous Materials Law" means any federal, state, or local law,
          -----------------------
         ordinance or regulation or any court judgment or order of any federal, state or local agency or regulatory body applicable to the Borrower or to any Property relating to industrial hygiene, human health or safety or environmental conditions including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about any Property. "Hazardous Materials Law" also shall include,
                                 -----------------------
         but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act (but only as it relates to Hazardous Materials in the environment), and all regulations adopted in respect to the foregoing laws.

5. This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of the Borrower contained herein, are, and shall be deemed to be, secured by the Mortgages.

6. The liability of the Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgages or any other document which evidences, secures or guarantees all or any portion of the Loan (the "Other Security Documents"). In addition, the liability of the
               ------------------------
         Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Mortgages or any of the Other Security Documents, (ii) any sale or transfer of all or part of any Property (except as expressly provided in Section 3(a) hereof), (iii) any exculpatory provision in the Note,

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         the Loan Agreement, the Mortgages, or any of the Other Security
         Documents limiting Lender's recourse to the Properties or other property encumbered by the Mortgages or to any other security, or limiting Lender's rights to a deficiency judgment against the Borrower,
         (iv) the accuracy or inaccuracy of the representations and warranties made by the Borrower under the Note, the Loan Agreement, the Mortgages or any of the Other Security Documents or herein, (v) the release of the Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Other Security Documents by operation of law, Lender's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, (vii) Lender's failure to record the Mortgages or file any UCC financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note, or (viii) the limitations on recourse as provided in Article XII of the Loan Agreement; and, in any such case, whether with or without notice to the Indemnitors and with or without consideration.

7. Lender may enforce the obligations of the Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgages, or any Other Security Documents or any of the Properties, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Lender from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgages, or exercising any other rights and remedies thereunder.

8. The obligations and liabilities of the Indemnitors under this Agreement shall survive for a period of three (3) years following payment in full of the Obligations in accordance with the terms of the Loan Documents, provided, however, in the event that (i) any obligations or liabilities of the Indemnitors under this Agreement shall have arisen from any Hazardous Materials which existed on, in, under or affecting any Property prior to the expiration of such period or (ii) if, prior to payment in full of the Loan, Lender shall have exercised any rights or remedies after an Event of Default or any of the Loan Documents shall have been modified or amended or any provision thereof waived pursuant to any workout or restructuring of the Loan (and if, as a consequence thereof, at any time after the expiration of such three (3) year period, Lender shall be unable to avail itself of any exemption from liability available to lenders under any applicable Hazardous Material Law or shall be required to defend any claim or action relating to any Hazardous Materials), then in any such event the foregoing three (3) year period shall not apply and the obligations and liabilities of the Indemnitors hereunder shall survive. In addition, the foregoing three (3) year period shall not apply if Lender or any of its agents, successors or assigns or any third party acquire title to any Property by the foreclosure of the related Mortgage, deed-in-lieu thereof, the exercise of any power of sale or otherwise, in which event the Indemnitors shall be relieved of their obligations under this Agreement with respect any Indemnified Claim relating to such Property arising from occurrences after the Transfer Date as and to the extent provided in the last sentence of Section 3(a) above.

9. Any amounts payable to Lender under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of written demand therefor, shall

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         bear interest at the Default Rate provided under the Note, or the maximum rate permitted by law from the date of demand, until paid.

10. Each Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of the Borrower's assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to borrowers or guarantors; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Lender; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor agrees that it shall not exercise or attempt to exercise any rights of subrogation which it may have with respect to any collateral securing the Loan unless and until the Loan shall have been paid in full.

11. The Indemnitors shall reasonably take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials at, in, on, under or near any Property or otherwise obligated by law to bear any costs therefor. Lender shall be and hereby is subrogated to all of the Indemnitors' rights now or hereafter in such claims.

12. Subject to the rights of tenants, the Indemnitors shall reasonably cooperate with Lender, at Lender's sole cost and expense (except during the continuance of an Event of Default or in the event Lender reasonably believes that a violation of any Hazardous Materials Law related to any Property has occurred and is continuing), and provide reasonable access to Lender and any professionals engaged by Lender, upon Lender's request, to conduct, contract for, evaluate or interpret any environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on any Property.

13.      Each Indemnitor represents and warrants that:

         Such Indemnitor has the full corporate, partnership, trust or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite corporate, partnership, trust or other action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

         Such Indemnitor's execution of, and compliance with, this Agreement do not and will not result in the breach of any term or provision of the charter or by-laws, partnership agreement or other organizational documents of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or any Property is subject;

         No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement other than any which have already been obtained; and

         This Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof.

14. No delay on Lender's part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15. The Indemnitors shall, within five (5) business days of receipt thereof, give written notice to Lender of (i) any notice or advice from any governmental agency or any source whatsoever with respect to the violation of Hazardous Materials Law affecting any Property, and (ii) any claim, suit or proceeding relating to Hazardous Materials, whether administrative or judicial in nature, brought against such party or instituted with respect to any Property, with respect to which any Indemnitor may have liability under this Agreement.

16. All notices under this Agreement shall be given to the parties at the addresses and in the manner provided in the Loan Agreement.

17. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

18. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19. This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20. The terms, covenants and conditions of this Agreement shall be binding upon each of the Indemnitors and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

21. The obligations and liabilities of each of the Indemnitors hereunder shall be joint and several.

22. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

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

23. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Loan Agreement, the Mortgages, or the Other Security Documents or would otherwise have at law or in equity.

24. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

25. This Agreement shall be governed and construed in accordance with the laws of the internal laws of the State of New York, without regard to conflicts of law principles.

26. EACH INDEMNITOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH THE PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH INDEMNITOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST THE INDEMNITOR IN THE COURTS OF ANY OTHER JURISDICTION.

27. EACH OF THE INDEMNITORS AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, this Agreement has been executed by the Indemnitors and is effective as of the day and year first above written.

                                    INDEMNITORS:

                                    VENTAS FINANCE I, LLC,
                                    a Delaware limited liability company

                                    By: Ventas Finance I, Inc.,
                                    a Delaware corporation,
                                    its sole member



                                    By: /s/ T. Richard Riney
                                        ----------------------------------
                                        Name:  T. Richard Riney
                                        Title: Executive Vice President

                                    VENTAS, INC.,
                                    a Delaware corporation

                                    By: /s/ T. Richard Riney
                                        ----------------------------------
                                        Name:  T. Richard Riney
                                        Title: Executive Vice President

                                       9